                                                                    EXHIBIT 10.2


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                            STOCK PURCHASE AGREEMENT


                                      Among


           MAS Worldwide Holding Corporation, a Delaware corporation,


                                    as Buyer


                                       and


                                 ANTHONY ROMEO,


                                       and


                                 CHARLES MICALE,


                                   as Sellers


                                       OF


                          MIAMI AIRCRAFT SUPPORT, INC.


                            Dated as of May 28, 1999



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




                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

SECTION 1.   SALE AND PURCHASE.................................................1
         (a)   Sale and Purchase...............................................1
         (b)   Purchase Price..................................................1

SECTION 2.   THE CLOSING.......................................................2
         (a)   Time and Place of Closing.......................................2
         (b)   Delivery and Payment............................................2

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF SELLERS WITH RESPECT TO
             STOCK OWNERSHIP, AUTHORITY, NO VIOLATION, ETC.....................2
         (a)   Stock Ownership.................................................2
         (b)   No Violation, Etc...............................................2
         (c)   No Other Agreements to Sell Assets or Business..................3
         (d)   Litigation......................................................3
         (e)   Authority; Execution and Delivery...............................3

SECTION 4.   ADDITIONAL REPRESENTATIONS AND WARRANTIES OF ROMEO................4
         (a)   No Conflicts, Consents, Etc.....................................4
         (b)   Organization and Good Standing..................................4
         (c)   Capitalization..................................................5
         (d)   Articles of Incorporation and By-laws...........................5
         (e)   Financial Statements............................................5
         (f)   Absence of Undisclosed Liabilities and Obligations..............6
         (g)   Absence of Certain Changes or Events............................6
         (h)   Tax Matters.....................................................9
         (i)   Accounts Receivable............................................11
         (j)   Inventories....................................................11
         (k)   Equipment......................................................11
         (l)   Lists of Properties, Contracts and Personnel Data..............11
         (m)   Copies of Documents............................................14
         (n)   Tangible Properties............................................15
         (o)   Validity of Contracts..........................................15
         (p)   Intellectual Properties........................................16
         (q)   Environmental Matters..........................................16
         (r)   Insurance......................................................18
         (s)   Labor Matters..................................................19
         (t)   Employment Benefits............................................19
         (u)   Litigation.....................................................21


                                                                            Page
                                                                            ----
         (v)   Compliance with Laws..........................................21
         (w)   No Brokers....................................................22
         (x)   Transactions with Certain Persons.............................22
         (y)   Assets........................................................22
         (z)   Books and Records.............................................22
         (aa)  Consequences of Acquisition...................................23
         (bb)  Other Property................................................23
         (cc)  Successor-in-Interest.........................................23
         (dd)  Year 2000.....................................................23
         (ee)  Foreign Corrupt Practices Act.................................23
         (ff)  Disclosure....................................................24

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER..........................24
         (a)   Consents, No Conflicts, Etc...................................24
         (b)   Organization and Good Standing................................24
         (c)   Authority, Execution and Delivery.............................24
         (d)   No Brokers....................................................24
         (e)   Financing.....................................................25
         (f)   Disclosure....................................................25

SECTION 6.   CERTAIN COVENANTS AND AGREEMENTS................................25
         (a)   Conduct of the Company's Business.............................25
         (b)   Access to the Company's Business..............................25
         (c)   Non-competition...............................................26
         (d)   Corporate Names...............................................27
         (e)   Nondisclosure.................................................27
         (f)   Changes in Representations and Warranties.....................27
         (g)   Mutual Cooperation............................................28
         (h)   Further Assurances............................................28
         (i)   No Solicitation...............................................28
         (j)   Interim Financial Statements..................................28
         (k)   Certain Intercompany Accounts.................................29
         (l)   Consents and Permits..........................................29
         (m)   Interim Operating Reporting...................................29
         (n)   Antitrust Compliance..........................................29
         (o)   Indebtedness..................................................29
         (p)   Employment and Non-Competition Agreements.....................30

SECTION 7.   CONDITIONS TO OBLIGATIONS OF BUYER..............................30
         (a)   Representations and Warranties True at the Closing Date.......30
         (b)   Seller's Performance..........................................31
         (c)   Approvals and Consents........................................31
         (d)   Stock Certificates............................................31
         (e)   Litigation....................................................31
         (f)   No Change in Law..............................................32


                                                                            Page
                                                                            ----
         (g)   Opinion of Sellers' Counsel...................................32
         (h)   Settlement of Certain Accounts................................32
         (i)   Consulting Agreements.........................................32
         (j)   [Omitted.]....................................................32
         (k)   Release; Resignations.........................................32
         (l)   Proceedings and Documents Satisfactory........................32
         (m)   HSR...........................................................33
         (n)   Nonforeign Persons............................................33
         (o)   Funding.......................................................33
         (p)   Material Adverse Effect.......................................33
         (q)   Indebtedness..................................................33
         (r)   Net Working Capital...........................................33
         (s)   Corporate Documents...........................................33
         (t)   Escrow Agreement..............................................33

SECTION 8.   CONDITIONS TO OBLIGATIONS OF SELLERS............................34
         (a)   Representations and Warranties True at the Closing Date.......34
         (b)   Buyer's Performance...........................................34
         (c)   Litigation....................................................34
         (d)   No Change in Law..............................................34
         (e)   HSR...........................................................34
         (f)   Opinion of Buyer's Counsel....................................34
         (g)   Consulting Agreements.........................................34
         (h)   Capital Contribution..........................................34

SECTION 9.   NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
             INDEMNIFICATION, ETC............................................35
         (a)   Survival of Representations, Warranties, Etc..................35
         (b)   Nature of Seller's Liability..................................35
         (c)   Seller's Agreement to Indemnify...............................35
         (d)   Buyer's Agreement to Indemnify................................37
         (e)   Third Party Claims............................................37

SECTION 10.   TERMINATION AND ABANDONMENT....................................38
         (a)   Termination...................................................38
         (b)   Liability Upon Termination....................................38
         (c)   Termination by Buyer..........................................38
         (d)   Termination by Sellers........................................39

SECTION 11.   PAYMENT OF CERTAIN EXPENSES....................................39

SECTION 12.   REMEDIES.......................................................39

SECTION 13.   NOTICES, ETC...................................................40


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



                                                                      Page
                                                                      ----
SECTION 14.   ENTIRE AGREEMENT; AMENDMENT..............................41

SECTION 15.   ASSIGNMENT...............................................41

SECTION 16.   PRESS RELEASES...........................................41

SECTION 17.   GENERAL..................................................42

SECTION 18.   SEVERABILITY.............................................42

SECTION 19.   JURY TRIAL WAIVER........................................42

SECTION 20.   ATTORNEY'S FEES..........................................42

                                  DEFINED TERMS

                                                                  PAGE
                                                                  ----
Adjustment Amount................................................. 29
Affiliate.........................................................  8
Agreement.........................................................  1
Balance Sheet.....................................................  6
Balance Sheet Date................................................  6
Buyer.............................................................  1
CAA............................................................... 17
CERCLA............................................................ 17
Closing...........................................................  2
Closing Date......................................................  2
Closing Statement................................................. 33
Code.............................................................. 10
Common Stock......................................................  1
Company...........................................................  1
Company Financial Statements......................................  5
Company Knowledge................................................. 10
Company Personnel.................................................  7
Computer Software................................................. 12
Computer Software Licenses........................................ 12
Consulting Agreements.............................................  1
CWA............................................................... 17
DOT............................................................... 21
Employee Plans.................................................... 13
Encumbrance.......................................................  2
Environmental Claims.............................................. 18
Environmental Condition........................................... 17
Environmental Law................................................. 17
ERISA............................................................. 13
ERISA Affiliate................................................... 20
ESA............................................................... 26
Escrow Agreement..................................................  2
Excluded Assets................................................... 12
FAA............................................................... 21
Family Member.....................................................  9
FCPA.............................................................. 23
Financing......................................................... 25
Financing Letters................................................. 25
Governmental Authority............................................ 17
Hazardous Substances.............................................. 17
HSR Act...........................................................  3
IEG...............................................................  1


IEG Common Stock....................................................    5
Indemnified Party...................................................   37
Indemnifying Party..................................................   37
Intellectual Properties.............................................   12
Licenses............................................................   12
Litigation..........................................................   42
Losses..............................................................   35
MAS.................................................................    1
MAS Business........................................................   26
Material Adverse Effect.............................................    4
Micale..............................................................    1
Ninety Day Period...................................................   30
Non-Competition Period..............................................   26
Nonsolicitation Period..............................................   28
Notice of Claim.....................................................   37
OSHA................................................................   17
Pension Plan........................................................   14
Permits.............................................................   14
Person..............................................................    3
Purchase Price......................................................    1
Release.............................................................   18
Retirement Plan.....................................................   13
RCRA................................................................   17
Romeo...............................................................    1
Romeo Aircraft Business.............................................   27
Seller..............................................................    1
Sellers.............................................................    1
Seller's Shares.....................................................    1
Shares..............................................................    1
Tax.................................................................    9
Working Capital.....................................................   33


                                       ii

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Annex I           SHARES SOLD AND PURCHASE PRICE ALLOCATION


                                       iii

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                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT, dated as of May 28, 1999 (together with the Schedules, Annexes and Exhibits hereto, this "Agreement"), is by and among MAS Worldwide Holding Corporation, a Delaware corporation ("Buyer"), Anthony Romeo, an individual ("Romeo") and Charles Micale, an individual ("Micale") (Romeo and Micale each individually a "Seller" and collectively, the "Sellers"), the beneficial and record owners of one hundred percent (100%) of the issued and outstanding shares of common stock, without par value (the "Common Stock"), of Miami Aircraft Support, Inc., a Delaware corporation ("MAS"). MAS and International Enterprise Group, Inc., a Florida corporation and wholly-owned subsidiary of MAS ("IEG"), are collectively referred to herein as the "Company," and references herein to the "Company" shall be deemed references to each of MAS and IEG unless the context otherwise requires.

                  WHEREAS, Micale desires to sell all of the shares of Common Stock owned by Micale and Romeo desires to sell all of the shares of Common Stock owned by Romeo, each as set forth on Annex I hereto (collectively, the "Shares") and Buyer desires to purchase such Shares for the consideration provided herein;

                  WHEREAS, Buyer desires that MAS enter into a consulting agreement with each of Romeo and Paula Romeo substantially in the form of
Exhibit II hereto (the "Consulting Agreements") and each of Romeo and Paula Romeo desires to be a consultant to MAS on the terms and conditions of their respective Consulting Agreement following the Closing Date;

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, Sellers and Buyer hereby agree as follows:

                  SECTION 1. SALE AND PURCHASE.

                  (a) Sale and Purchase. On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 2(a)), each Seller will sell, convey, transfer and deliver to Buyer, and Buyer will purchase from such Seller, the number of Shares set forth opposite such Seller's name on Annex I hereto, which Shares represent one hundred percent (100%) of the outstanding shares of capital stock of MAS. As to each Seller, the Shares being sold by such Seller are sometimes referred to herein as such "Seller's Shares."

                  (b) Purchase Price. On the terms and subject to the conditions of this Agreement, in consideration of the sale of the Shares, Buyer agrees to pay to Sellers on the Closing Date the purchase price (the "Purchase Price"), which shall consist of a sum in cash equal to Sixty One Million Dollars ($61,000,000), subject to adjustment as provided in Section 6(o) and Section 7(r). $59.5 million of the Purchase Price (less any adjustments pursuant to Section 6(o) or 7(r)) shall be payable by wire transfer of immediately available funds to such bank account or bank accounts as Sellers shall theretofore designate in writing to Buyer, or by such other means as are agreed upon by Sellers and Buyer, and $1.5 million of the Purchase Price shall be paid into escrow pursuant to the Escrow Agreement in the form of Exhibit III hereto (the "Escrow Agreement"). The Purchase Price shall be allocated among the Sellers as set forth on Annex I hereto.

                  SECTION 2. THE CLOSING.

                  (a) Time and Place of Closing. On the terms and subject to the conditions contained in this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Schulte Roth & Zabel, LLP, 900 Third Avenue, New York, New York 10022 as soon as practicable following the execution of this Agreement, and in any event within 30 days following satisfaction of all closing conditions, or at such other place or time as the Buyer and Sellers may agree in writing (the "Closing Date"). At the Closing there shall have been delivered to Buyer and Seller the opinions, certificates and other documents and instruments required to be delivered hereunder.

                  (b) Delivery and Payment. At the Closing, each Seller shall deliver (or cause to be delivered) to Buyer stock certificates representing the number of such Seller's Shares set forth opposite such Seller's name on Annex I hereto, duly endorsed or accompanied by duly executed stock powers in blank and having all necessary stock transfer tax stamps affixed thereto at the expense of Sellers in form suitable for transfer of valid title thereto to Buyer free and clear of any Encumbrances (as defined herein), and the certificates and opinions to be delivered pursuant to Section 7 hereof, against payment of the Purchase Price by Buyer to Sellers and into escrow (as provided in Section 1(b)) and the certificates and opinions to be delivered pursuant to Section 8 hereof.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLERS WITH RESPECT TO STOCK OWNERSHIP, AUTHORITY, NO VIOLATION, ETC.

                  Each Seller hereby severally, and not jointly, represents and warrants to Buyer, as follows:

                  (a) Stock Ownership. Such Seller is the beneficial and record owner of such Seller's Shares, free and clear of any lien, pledge, option, security interest, claim, charge, third party right or any other restriction or encumbrance of any nature whatsoever (each an "Encumbrance"), and will transfer to Buyer good and marketable title to such Shares, free and clear of any encumbrance.

                  (b) No Violation, Etc. Neither such Seller's execution and delivery of this Agreement, the consummation of the transactions contemplated herein nor compliance by such Seller with any of the provisions hereof will (i) result in the creation of any Encumbrance upon such Seller's Shares under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, or any other instrument or obligation to which such Seller is a party or by which Seller or Seller's Shares may be bound or affected, or otherwise or (ii) violate any order, writ, injunctions, decree, statute, rule or regulation applicable to such Seller or such Seller's Shares. Except with respect to the expiration of the applicable


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waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended (the "HSR Act"), if applicable, or as otherwise disclosed on Schedule 4(a) hereto, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third Person (as herein defined) is required to be obtained by such Seller in connection with the execution and delivery by Sellers of this Agreement or consummation by Sellers of the transactions contemplated herein in the manner contemplated hereby.

                  (c) No Other Agreements to Sell Assets or Business. None of the Company or any Seller has any legal obligation, absolute or contingent, to any other individual, corporation, partnership, trust, limited liability company, association, joint venture or any similar entity (each, a "Person") to
(i) sell such Seller's Shares (other than the sales contemplated hereby), (ii) sell any assets of the Company (other than sales of inventory in the ordinary course of the business of the Company), (iii) issue, sell or otherwise transfer any capital stock or any security convertible into or exchangeable for capital stock of the Company (other than the sales contemplated hereby), (iv) effect any merger, consolidation or other reorganization of the Company or (v) enter into any agreement with respect to any of the foregoing.

                  (d) Litigation. There is no action, claim, suit or proceeding pending or, to the knowledge of such Seller, threatened by or against or affecting such Seller or such Seller's Shares and, to the knowledge of such Seller, there is no investigation pending or threatened against or affecting such Seller or such Seller's Shares, in each case before any court or governmental or regulatory authority or body, that could effect the ability of such Seller to sell and transfer such Seller's Shares or otherwise to consummate the transactions contemplated by this Agreement at the Closing. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against such Seller with respect to such Seller's Shares.

                  (e) Authority; Execution and Delivery. Each Seller has the power, capacity and authority to enter into this Agreement, to sell such Seller's Shares in accordance with the terms hereof, and to perform fully such Seller's obligations hereunder. This Agreement has been duly executed and delivered by each Seller and constitutes (and with respect to Romeo only, Romeo's Consulting Agreement when executed and delivered by Romeo will constitute) the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as the enforcement hereof (or thereof) may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

                  SECTION 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF ROMEO.

                  Romeo hereby represents and warrants to Buyer as follows:

                  (a) No Conflicts, Consents, Etc. Except as disclosed on
Schedule 4(a) hereto, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Sellers or the Company with any of the provisions hereof will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-laws of the Company, (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with the giving of notice or lapse of time, or both, would constitute a default) under, or result in the acceleration of performance under, or termination or cancellation or in a right of termination or cancellation of, or result in being declared void, voidable, without further binding effect or subject to amendment or modification of any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, deed of trust, license, agreement, contract or any other instrument or commitment or obligation to which the Company is a party, or by which the Company or any of its assets or properties may be bound or affected; no such violation, conflict, breach, termination, cancellation or default could reasonably be expected to (A) have a "Material Adverse Effect" (as herein defined), unless otherwise indicated on Schedule 4(a) or (B) impair either Seller's ability to execute, deliver or perform its obligations under this Agreement, (iii) result in the creation of any Encumbrance upon the Shares or any of the capital stock, assets or properties of the Company, (iv) violate any order, writ, injunction, decree, judgment, ruling, statute, rule or regulation applicable to the Company, or any of its assets or properties, which violation could reasonably be expected to have a Material Adverse Effect, (v) require any consent, approval, permission or other authorization of, or notice to, or declaration or filing or registration by or with any court, arbitrator or governmental, administrative, or regulatory authority other than the expiration of the waiting period under the HSR Act, if applicable or (vi) have a Material Adverse Effect on any Permit (as defined below) that is required for the conduct of the business of the Company. Except as disclosed on Schedule 4(a) hereto, no consent, approval, permission or other authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority is necessary to enable the Company to continue to conduct its business, properties and operations after the Closing in a manner which is consistent with that in which it is presently conducted. As used in this Agreement, the term "Material Adverse Effect" shall mean any event or condition that would have a material adverse effect upon the business, financial condition, results of operations, relations with suppliers, customers or employees, or prospects of the Company.

                  (b) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IEG is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has all the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction (domestic, foreign or otherwise) where such qualification is necessary under applicable law. The Company has not received any notice or assertion from the Secretary of State or comparable official of any jurisdiction to the effect that the Company is required to be qualified or otherwise authorized to do business therein, in which the Company has not qualified or obtained such authorization.

                  (c) Capitalization. (i) MAS's authorized capital stock consists exclusively of 2,000 shares of Common Stock of which 2,000 shares of such Common Stock are issued and outstanding and constitute the Shares. IEG's authorized capital stock consists exclusively of 1,000 shares of common stock with a par value of one dollar ($1.00) per share of which 1,000 shares are issued and outstanding (the "IEG Common Stock"). MAS is the exclusive record and beneficial owner of all of the IEG Common Stock. Except as set forth Schedule 4(c) hereto, the Company has no direct or indirect subsidiaries, nor does it hold any equity interests or any convertible securities, directly or indirectly, in any other Person. Schedule 4(c) hereto lists all shareholder agreements to which the Company or any Seller is a party, if any, all of which will be terminated at the Closing.

                      (ii) All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable. The issuance and sale of all such Shares have been in full compliance with all applicable federal and state securities laws. There are no existing subscriptions, warrants, rights, options, calls, contacts, understandings, commitments, restrictions or arrangements of any character whatsoever, or agreements to grant the same, relating to the issuance, sale, delivery or transfer, or voting of any Shares or of any other capital stock of the Company (or IEG), and the Company (or IEG) does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company (or IEG) or any subscriptions, warrants, rights, options, calls, contracts, understandings, commitments, restrictions or arrangements of any character whatsoever with respect to the issuance, sale or delivery of such convertible securities.

                  (d) Articles of Incorporation and By-laws. Sellers have delivered to Buyer copies of the Articles of Incorporation of MAS and IEG, including any amendments thereto through the date hereof (certified as of a recent date by the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, respectively), and the By-laws (certified as of the date hereof by the Secretary of each of MAS and IEG), which copies are complete and correct as of the date hereof. The Company is not in default in the performance, observation or fulfillment of its Articles of Incorporation or By-laws except where such default would not, individually or in the aggregate, have a Material Adverse Effect.

                  (e) Financial Statements. Sellers have delivered to Buyer true, correct, and complete copies of the following consolidated financial statements of the Company (including any related notes to such financial statements) (the "Company Financial Statements"), each of which has been prepared in accordance with GAAP consistently applied throughout the periods indicated (subject to year-end adjustments), and has been prepared from and is in accordance with the books and records of the Company and fairly presents the financial position and results of operations of the Company as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end adjustments in accordance with FASB Current Text Accounting Standards as of June 1, 1997, Volume 1-General Standards, Section 173-Interim Financial Reporting:

                      (i) audited balance sheets of the Company as at December 31, 1997 and December 31, 1998, in each case certified by the Company's independent certified public accountants;

                      (ii) audited statements of income and retained earnings and statements of changes of cash flows of the Company for the twelve months ended December 31, 1996, the twelve months ended December 31, 1997 and the twelve months ended December 31, 1998, in each case certified by the Company's independent certified public accountants; and

                      (iii) unaudited balance sheet of the Company as at March 31, 1999 and unaudited statement of income and retained earnings and statement of changes of cash flows of the Company for the two months ended March 31, 1999.

The audited balance sheet of the Company as at December 31, 1998 (the "Balance Sheet Date") is herein referred to as the "Balance Sheet."

                  (f) Absence of Undisclosed Liabilities and Obligations. Except as disclosed on the Schedules hereto or to the extent such liabilities or obligations would not, individually or in the aggregate, have a Material Adverse Effect, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than (i) liabilities reflected or reserved against on the Balance Sheet, and (ii) liabilities of a type customarily reflected in a corporate balance sheet prepared in accordance with GAAP that have arisen in the ordinary course of business as a result of arms-length negotiations since the Balance Sheet Date.

                  (g) Absence of Certain Changes or Events. Except as disclosed on Schedule 4(g) hereto, since the Balance Sheet Date, there has not been any:

                      (i) change in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of the Company, except for changes which have been in the ordinary course of business which, in accordance with GAAP applied in a manner consistent with such application on the Balance Sheet Date, have been fully recorded in the books and records of the Company and which would not, individually or in the aggregate, have a Material Adverse Effect;

                      (ii) change in the number of shares of capital stock issued and outstanding or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of, or any split, combination or reclassification of, the capital stock of the Company, or any redemption or other acquisition by the Company of any shares of its capital stock;

                      (iii) other than pursuant to an existing collective bargaining agreement at one facility, employment agreements, corporate policies, practices and procedures or existing plans and arrangement each as described or required to be described on Schedules 4(l)(vii), 4(l)(viii) or 4(l)(ix) hereto
(A) increase in the compensation payable or to become payable by the Company to any of its officers, directors, employees, independent contractors or agents (collectively, "Company Personnel") whose total compensation for services rendered to the Company is currently at an annual rate of more than $50,000, any increase to any station manager or any increase of general applicability in the compensation payable to Company Personnel, (B) bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, of or to the credit of Company Personnel, or (C) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company;

                      (iv) strikes, picketing, unfair labor practices, demands for recognition, petitions or other labor disputes (other than grievance procedures in the ordinary course of business), or any controversies or unsettled grievances threatened between the Company and any Company Personnel or any collective bargaining organization representing or seeking to represent Company Personnel;

                      (v) addition to or modification of the employee benefit plans, arrangements or practices described on Schedule 4(l)(viii) hereto, other than (A) contributions made for the fiscal year ended December 31, 1998 in accordance with the normal practices of the Company or (B) the extension of coverage to other Company Personnel who became eligible after December 31, 1998;

                      (vi) establishment, agreement to establish or any change in any pension, retirement or welfare plan for the benefit of any Company Personnel not theretofore in effect;

                      (vii) mortgage, pledge or subjection to any Encumbrance of any of the assets, tangible or intangible, of the Company except (A) the lien of current real and personal property taxes incurred but not yet due and payable,
(B) materialmen's or like liens or obligations arising in the ordinary course of business securing obligations not yet due and payable, or (C) purchase money security interests or similar liens arising in the ordinary course of business in an amount not to exceed in the case of this clause (C), $100,000, in the aggregate;

                      (viii) sale, assignment or transfer of any assets, tangible or intangible, of the Company which are material, singly or in the aggregate, to the Company other than in the ordinary course of business and consistent with past practice or any conducting of business other than in the ordinary course and consistent with past practice, or any acquisition of all or any part of the assets, properties, stock or business of any Person other than in the ordinary course of business and consistent with past practice;

                      (ix) change by the Company in accounting methods, principles or practices, except as required by GAAP;

                      (x) cancellation of any debt or waiver of any claim or right of significant value to the Company, whether or not in the ordinary course of business;

                      (xi) amendment, cancellation or termination by the Company of any contract, agreement or other instrument which is material to the Company or its business;

                      (xii) liability incurred by the Company, except liabilities incurred in the ordinary course of business consistent in both kind and amount with past practices of the Company and which would not, individually or in the aggregate, have a Material Adverse Effect;

                      (xiii) payment, discharge or satisfaction of any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company other than in the ordinary course of business and consistent with past practice;

                      (xiv) capital expenditure or the execution of any lease with respect to any aspect of the business of the Company, or any incurring liability therefor, involving payments in excess of $100,000 in the aggregate, including all forward commitments to purchase equipment or inventory (including, without limitation, fuel);

                      (xv) borrowing of money by the Company or guaranteeing of any indebtedness of others by the Company other than in the ordinary course of business and consistent with past practice;

                      (xvi) lending of any money or otherwise pledging the credit of the Company to any party other than the Company;

                      (xvii) failure to operate the business of the Company in the ordinary course so as to preserve the business intact, to keep available to the Company the services of the Company Personnel, and to preserve for Buyer the goodwill of the suppliers, customers and others having business relations with the Company except where such failure would not, individually or in the aggregate, have a Material Adverse Effect;

                      (xviii) cancellation of, or failure to continue, insurance coverages of the Company;

                      (xix) failure to pay any current obligations of the Company in accordance with the general practices of the Company, except for those being contested in good faith and disclosed on Schedule 4(g) hereto;

                      (xx) damage, destruction or casualty loss, whether covered by insurance or not which would, individually or in the aggregate, have a Material Adverse Effect;

                      (xxi) transaction entered into with any Affiliate (an "Affiliate," for the purposes of this Agreement, shall include with respect to any Person, a director or officer of such Person or any other Person which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person) of the Company, Romeo, Micale or any member of Romeo's or Micale's family (related by blood or marriage) (each, a "Family Member"), including any dividend payment;

                      (xxii) other event or condition of any character which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                      (xxiii) made or changed any tax election, changed any annual tax accounting period, adopted or changed any method of tax accounting, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a Tax refund, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment or taken or omitted to be taken any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any net operating loss, net capital loss, investment tax credit, or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum taxes);

                      (xxiv) hiring or firing of any employees having a title of "manager" (or any employee having a comparable or more senior title) without the consent of Buyer (not to be unreasonably withheld); or

                      (xxv) agreement by Romeo or the Company to do any of the foregoing.

                  (h) Tax Matters. Except as disclosed on Schedule 4(h) or where the nondisclosure or breach of any representation or warranty contained in this
Section 4(h) would not, individually or in the aggregate, result in a Loss (as defined herein) in excess of $20,000:

                      (i) The Company has duly filed all Tax reports and returns (or extensions relating thereto) required to be filed by it, including, without limitation, all federal, state, local and foreign Tax returns and reports and has complied with all of its obligations to withhold, collect and pay over Taxes to all governmental authorities. All such returns and reports are accurate and complete and were prepared in conformity with the applicable laws and regulations. For the purposes of this Agreement, any federal, state, local, foreign, income, sales, use, excise, stamp, franchise, transfer, payroll, property (personal or real), occupancy, withholding or other tax, charge, levy, fee, other assessment, unemployment insurance premiums or other charge in the nature of a tax, together with any related fines, additions, interest or penalty, is referred to as a "Tax".

                      (ii) The Company has (A) paid in full all Taxes required to be shown to be due on such returns (including without limitation any estimated tax returns) or shown to be due on any assessment, reassessment, deficiency notice, 30-day letter or similar notice received by it and (B) made adequate provision (by the establishment of express reserves on the Company financial statements, other than deferred taxes) for all Taxes relating to or arising in connection with any period ending on or before the Closing Date. The Company has no liability for Taxes other than in respect to its current taxable year (other than deferred taxes) and the reserves for Taxes for the current year are reflected in the March 31, 1999 balance sheet and are adequate as of March 31, 1999.

                      (iii) There are no tax liens upon any property or assets of the Company, except liens for current Taxes not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and which are disclosed on Schedule 4(h) hereto. The Company had delivered to Buyer true and complete copies of all returns and reports for all taxable years of the Company since January 1, 1995, together with true and complete copies of all reports of taxing authorities relating to examination of such returns. All Taxes which the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been paid to the proper taxing authorities on a timely basis.

                      (iv) The Company is not a party to any pending action or proceeding by any governmental authority in connection with the assessment of any Tax, and no claim for assessment, reassessment or collection of any Tax has been asserted against the Company that has not been paid. To the Company's knowledge, there is no valid basis for assessment, deficiency notice, 30-day letter or similar intention to assess any Tax to be issued the Company by any governmental authority. As used in this Agreement, the "Company's knowledge" refers to the knowledge of Romeo, Paula Romeo, Ken Silva and Jeff Kinsella, in each case assuming such person has made reasonable inquiry in view of their authority.

                      (v) The federal income tax returns and all other material tax returns of the Company have been closed by applicable statute for all periods to and including the last period set forth on Schedule 4(h) hereto and examined by all relevant tax authorities for all periods set forth on Schedule 4(h) hereto. The results of such examinations for all taxable periods to and including the period set forth on Schedule 4(h) hereto are properly reflected in the Company Financial Statements and all deficiencies proposed or assessed as a result of such examinations have been paid and settled. There are no pending, or to the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes. Except as set forth on Schedule 4(h), there are no outstanding agreements or waivers extending any statutory period of limitations applicable to any federal income tax return or other tax return of the Company for any period. The Company has not filed a statement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (or any comparable state income tax provision), consenting to have the provisions of Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of the Company's assets or property. The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, and the Internal Revenue Service has not proposed any such adjustment or change in accounting method, except as set forth on Schedule 4(h). To the Company's knowledge, no property of the Company is property which Buyer or the Company is or will be required to treat as owned by another Person pursuant to the provisions of
Section 168(f) (safe harbor leasing provisions) of the Code as in effect prior to the enactment of the Tax Reform Act of 1986. The Company is not a party to any tax-sharing agreement or similar arrangement. The Company is not a party to any contract providing for an "excess parachute payment" as defined in Section 280G of the Code and none of the transactions contemplated by this Agreement will give rise to any such "excess parachute payment". The Company does not have any liability for any Tax as a result of the application of Section 1.1502-6 of the Treasury Regulations promulgated under the Code, as transferee or successor, or otherwise.

                  (i) Accounts Receivable. The accounts receivable reflected on the Balance Sheet, or thereafter earned and recorded by the Company, (i) have arisen only from bona fide transactions entered into in the ordinary course of business of the Company and (ii) except with respect to accounts receivable that become uncollectable as a result of the bankruptcy or insolvency of the relevant account-debtor of the Company following the Closing Date, such accounts receivable have been collected or are collectible in the ordinary course of the Company's business at the aggregate gross recorded amounts thereof less, in the case of accounts receivable reflected on the Balance Sheet, the allowance for uncollectable accounts, returns and trade allowances set forth therein, and in the case of accounts receivable thereafter recorded, an allowance for uncollectable accounts, returns and trade allowances recorded in a manner consistent with the reserve set forth in the Balance Sheet.

                  (j) Inventories. The inventories reflected on the Balance Sheet, or thereafter acquired by the Company, consist of items of a quality and quantity usable or saleable in the normal and usual course of the business of the Company and have a fair market value at least equal to the values at which such items are carried on its books. The values at which such inventories are carried on the Balance Sheet reflect the normal inventory valuation policy of the Company (including the writing down of the value of slow-moving or obsolete inventory or inventory of below standard quality to realizable market value in accordance with GAAP), stating inventories at the lower of cost or market on a first-in, first-out basis.

                  (k) Equipment. The present quantity of all assets of the Company consisting of equipment, whether reflected in the Company Financial Statements or otherwise, is reasonable and warranted in the present course of the business conducted by the Company. Except as set forth on Schedule 4(k) or any other Schedule hereto, all of such equipment (except for leased equipment for which the lessors have valid security interest) is free and clear of any Encumbrance. The Company has delivered to Buyer an inventory dated May 13, 1999 listing all of its equipment and a listing of the book value of each item of equipment with a book value in excess of $1,000 as of December 31, 1998. No such equipment is located outside the United States.

                  (l) Lists of Properties, Contracts and Personnel Data. Schedules 4(l)(i) through 4(l)(xv) hereto contain accurate lists and a brief summary description of the following:

                      (i) Schedule 4(l)(i). Qualification. All jurisdictions in which the Company is duly qualified to do business as a foreign corporation;

                      (ii) Schedule 4(l)(ii). Real Property. All leases of real property to which the Company is a party; all premises occupied by the Company under rental arrangements without leases (including in each case the amount of rent and the type of occupancy); and all contracts to which the Company is a party for the sale or purchase of real property;

                      (iii) Schedule 4(l)(iii). Intellectual Properties:
Computer Software. (A) All patent of any description and pending applications therefor, all registrations of trademarks and of other marks, all registrations of trade names, labels or other trade rights, all pending applications for any such registrations or entries of the foregoing, all copyright registrations (including, for Computer Software (as defined below)) and pending applications therefor, all other copyrights, trademarks, and other marks, trade names, trade secrets, inventions, know-how, databases, customer lists and other trade rights, and all other inventions, formulae and designs, whether or not patentable (collectively, "Intellectual Properties"), in the case of each of the foregoing, whether U.S. or foreign, all to the extent that the foregoing items are material to the business of the Company (except that all patents and patent applications, and trademark and copyright registrations, whether or not material, are also included) and are owned in whole or in part or used by the Company, and all licenses relating thereto other than the Computer Software

Licenses (as hereinafter defined); and (B) all material proprietary computer software (including, without limitation, all computer programs object code, source code, user interface, data bases and documentation) owned in whole or in part or used by the Company (the "Computer Software"), and all licenses relating thereto (other than licenses for commercially available software for personal computers) ("Computer Software Licenses"; the Intellectual Property Licenses and the Computer Software Licenses being collectively referred to as the "Licenses");

                      (iv) Schedule 4(l)(iv). Personal Property. The most current available register of personal property owned or leased by the Company as of a recent date indicating the current aggregate depreciated book value of owned items (with detail as to items with a book value over $1,000 as of December 31, 1998 to be provided prior to Closing) and the terms and annual lease payments of leased items; provided, however, that the personal property listed under the title "Excluded Assets" on Schedule 4(l)(iv) will not be owned by the Company on the Closing Date and shall not be transferred to Buyer.

                      (v) Schedule 4(l)(v). Insurance. (A) All policies of insurance in force with respect to the Company, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, equipment, furniture, fixtures, operations and lives of, or performance of their duties by, Company Personnel setting forth the insurers, expiration dates, descriptions and amounts of coverage, deductibles and annual premiums as of the Balance Sheet Date; and (B) all self-insurance programs of the Company;

                      (vi) Schedule 4(l)(vi). Other Contracts. All written and oral agreements, contracts and commitments relating to the business of the Company not otherwise listed in any other Schedule hereto with an annual payment in excess of $40,000, individually or $200,000 in the aggregate (but in any event including all equipment Leases) or which cannot be canceled upon ninety
(90) days' notice in the case of contracts requiring payments by the Company (other than purchase orders entered into in the ordinary course of business at standard prices) and (A) any agreements under which the Company has limited or restricted the Company's right to compete with any Person in any respect; (B) any contract or agreement to indemnify any person or guaranty any obligation of a third party (other than pursuant to Company contracts entered into with customers, facility lessors and airports in the ordinary course of business and on customary terms); (C) contract for the grant to any person of any preferential rights to purchase any of the businesses the Company; (D) joint venture agreement; (E) contract relating to the acquisition by the Company of any operating business or the capital stock of any person; or (F) consulting contracts (or any oral consulting contracts);

                      (vii) Schedule 4(l)(vii). Labor Agreements. All written and oral collective bargaining or other labor contracts, employment or termination agreements, compensation agreements, bonus or incentive agreements, consulting or similar agreements and collective bargaining agreements relating to Company Personnel;

                      (viii) Schedule 4(l)(viii). ERISA. All pension, retirement, savings, profit sharing, medical, dental, health, disability, life, death benefit, group insurance, deferred compensation, stock option, stock purchase, restricted stock, bonus or incentive, severance pay, and any other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") under which current or former Company Personnel are entitled to participate or have participated by reason of their relationship with the Company, and (i) to which the Company is a party or a sponsor or a fiduciary thereof or by which the Company (or any of its rights, properties or assets) is bound or (ii) with respect to which the Company has any obligation to make payments or contributions, or may otherwise have any liability (the "Employee Plans"); identifying (a) each such plan which provides any benefits after termination of employment other than a plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Retirement Plan") and (b) each such plan that is a Retirement Plan;

                      (ix) Schedule 4(l)(ix). Compensation. The names and current annual rates of compensation of all Company Personnel whose current aggregate annual rates of compensation including bonuses are $50,000 or more, together with a summary (containing estimates to the extent necessary) of existing bonuses, additional compensation (whether current or deferred) and other like benefits, if any, paid to such persons in the fiscal year ended December 31, 1998, or subsequent thereto;

                      (x) Schedule 4(l)(x). Powers of Attorney. The names of all Persons holding powers of attorney from the Company;

                      (xi) Schedule 4(l)(xi). Marketable Securities. All marketable securities and all other notes or other obligations evidenced by written instruments owned by the Company;

                      (xii) Schedule 4(l)(xii). Indebtedness. All notes, debentures, bonds, letters of credit, bankers' acceptances and other instruments evidencing indebtedness (including capital leases, guarantees, lines of credit and indebtedness with recourse limited to certain assets of the Company) of the Company;

                      (xiii) Schedule 4(l)(xiii). Bank Accounts. The name of each institution in which the Company has a bank account or safe-deposit box, the number of any such account or box, and the names of all Persons authorized to draw or to have access thereto;

                      (xiv) Schedule 4(l)(xiv). Agents. The name of each agent, if any, other than a regular employee or a commission salesman of the Company who has been paid a commission in connection with obtaining any contract or order of the Company since January 1, 1997, indicating the amount of such commission and the contract or order to which it related; and

                      (xv) Schedule 4(l)(xv). Licenses and Permits. All licenses, permits, consents, franchises, approvals, concessions, authorities (including, without limitation, all easements, rights of way and similar authorities), authorizations and certificates (including, but not limited to, all of the forgoing pursuant to any Environmental Law (as defined below)) and pending applications therefore of, by, or with any Governmental Authority (as defined herein) which are material to the Company of its business (collectively, "Permits").

                  (m) Copies of Documents. The Company previously delivered or made available to Buyer or to Schulte, Roth & Zabel, LLP, counsel to Buyer, true and complete copies of:

                      (i) all leases, agreements, contracts, undertakings, commitments, arrangements and plans listed on Schedules 4(l)(ii), 4(l)(iv), 4(l)(vi) and 4(l)(vii);

                      (ii)    with respect to each Employee Plan listed on
Schedule 4(l)(viii), (1) current plan documents, subsequent plan amendments, or any and all other documents that establish or describe the existence of the plan, trust, arrangement, contract, policy or commitment; (2) current summary plan descriptions and summaries of material modifications; (3) the most recent tax qualified determination letters, if any, received from or applications pending with the Internal Revenue Service; (4) the three most recent Form 5500 Annual Reports, including related Schedules and audited financial statements and opinions of independent certified public accountants; (5) with respect to each Employee Plan that is a defined contribution plan, the most recent annual and quarterly or monthly valuations; (6) with respect to each Employee Plan that is a "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA (a "Pension Plan"), a copy of the most recent actuarial valuation report; and (7) the most recent nondiscrimination testing results under Sections 401(a)(4), 401(k) and 410(b) of the Code.

                      (iii) all Intellectual Properties and Computer Software listed on Schedule 4(l)(iii);

                      (iv)    all Permits listed on Schedule 4(l)(xv);

                      (v)     all policies of insurance listed on Schedule
4(l)(v);

                      (vi) all instruments evidencing a power of attorney listed on Schedule 4(l)(x);

                      (vii) all securities, notes, debentures, bonds, bankers' acceptances, letters of credit and other instruments of indebtedness listed on
Schedule 4(l)(xi) and Schedule 4(l)(xii); and

                      (viii) any environmental reports or studies prepared by or on behalf of the Company or Sellers.

                  (n) Tangible Properties. The Company owns no real property.
(i) The Company has good, valid and marketable title to all of the personal properties and tangible assets which it purports to own (including those reflected in the Balance Sheet, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances of any nature whatsoever, except for (A) the lien of taxes not yet due and payable, (B) such imperfections of title and encumbrances, if any, which are not substantial in amount and as do not detract from the value, or interfere with the present or contemplated use, of the properties of the Company, respectively, or otherwise impair in any material respect the business operations of the Company and (C) as otherwise set forth on Schedule 4(n) hereto; (ii) except where the failure to so perform could not, individually or in the aggregate, have a Material Adverse Effect, the Company has in all respects performed all the obligations required to be performed by it to the date hereof under said leases and possesses and quietly enjoys said properties under said leases, and (iii) such properties are not subject to any Encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations, or limitations that interfere with or impair in any material respect the present and continued use thereof in the usual and normal conduct of the business of the Company. The Company has not received written or, to the Company's knowledge, oral notice of (i) any violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of leased properties of the Company and the Company knows of no such violation or (ii) any pending or threatened condemnation proceedings relating to any of their leased properties and, so far as known to the Company, there are no such pending or threatened proceedings, in each case, where such violation or proceeding could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The plants, structures, equipment and material tangible properties owned, operated or leased by the Company are in all material respects well maintained and are in good operating condition and repair, ordinary wear and tear excepted.

                  (o) Validity of Contracts. Except as set forth on Schedule 4(o) hereto, each material contract, agreement or commitment of the Company is valid and enforceable in accordance with its terms and the Company is not, and will not be with notice, the lapse of time, or both, in default under any material provision of any such contract, agreement or commitment. To the Company's knowledge, any Person which is a party to any such material agreement, contract or commitment, is not, and will not be with notice, the lapse of time or both, in default under any provision of any such material contract, agreement or commitment.

                  (p) Intellectual Properties. (i) No Person other than the Company has an ownership interest in, or a right to receive a royalty or similar payment with respect to, any of the Intellectual Properties or Computer Software listed on Schedule 4(l)(iii) hereto, except as noted in such Schedule. No intellectual property or other proprietary rights other than the Intellectual Properties, the Computer Software and the Licenses are required to enable the Company to conduct its business as now conducted. The Company has good title to, or is licensed or otherwise has the rights to use, all of the Intellectual Properties listed on Schedule 4(l)(iii), free and clear of any Encumbrance or royalty or other payment requirements of any nature whatsoever, which rights are freely assignable by the Company to any person without payment, consent of any person or other restriction except as noted in such Schedule or where any other such Encumbrance, royalty or payment requirements could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                      (ii) The Intellectual Properties are valid and enforceable, and none of the Intellectual Properties has been canceled or abandoned or licensed by the Company in such a way as could reasonably be expected to have a Material Adverse Effect on the validity of such Intellectual Property or dedicate same to the public. The Company is listed in the records of the appropriate U.S. and foreign governmental agency as the sole and exclusive owner of record for each registration, grant and application listed in Schedule 4(l)(iii). The Company has received no notice of, and to the Company's knowledge, the Company is not infringing upon, or otherwise violating, and has not violated, the intellectual property or other proprietary rights of any third party. Without limiting the generality of the foregoing, to the Company's knowledge, no trademark, service mark, trade name or corporate name used by the Company, including without limitation any such mark or name which includes the words "Miami Aircraft Support" or "International Enterprises Group" infringes or dilutes the trademark, service mark, corporate name or trade name of any person. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company under any agreement granting the Company rights to Intellectual Properties. No party to any agreement granting the Company rights to Intellectual Properties has given the Company notice of its intention to cancel, terminate or fail to renew any such agreement.

                  (q) Environmental Matters. (i) Except as set forth on Schedule 4(q) hereto, to the Company's knowledge:

                  (A) the Company and (with respect to the Company) the Company Personnel are and have been in full compliance with applicable Environmental Laws; (B) the Company has obtained and is in compliance with all necessary authorizations that are required under Environmental Law to operate the facilities, assets and business of the Company; (C) there is not and has not been any Release or Environmental Condition at, under or in or originating from any premises or property currently or formerly owned, leased, operated, or used by the Company; (D) there is not and has not been any Environmental Condition at, under or in or originating from any other location relating in any way to the Company (including, without limitation, any location at which any Hazardous Substances have been generated, treated, stored or disposed by or on behalf of the Company); (E) the Company is not subject to any indemnity or other agreement with any person or entity relating to liabilities or obligations (contingent or otherwise) arising under or related to Environmental Laws; (F) No Environmental Claims have been asserted against the Company or, to the knowledge of the Company, any predecessor in interest nor does the Company have knowledge or notice of any threatened or pending Environmental Claim against the Company or any predecessor in interest; (G) To the knowledge of the Company, no Environmental Claims have been asserted against any facilities that may have received Hazardous Materials generated by the Company or any predecessor in interest; and (H) The Company has delivered to Buyer true and complete copies of all environmental reports, studies, investigations or correspondence regarding any Environmental Conditions at any of the Company's currently or formerly operated premises or properties which are in possession, care, custody or control of the Company, Romeo, environmental consultants or its agents.

                      (ii) "Environmental Condition" means any act, omission, event, condition or circumstance, including, without limitation, the presence of any Hazardous Substances, which does or reasonably could (A) require assessment, investigation, abatement, correction, removal or remediation pursuant to any Environmental Law, (B) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) pursuant to any Environmental Law, (C) create or constitute a public or private nuisance or trespass, or (D) constitute a violation of or non-compliance with any Environmental Law, including, without limitation, Environmental Laws requiring the acquisition of and compliance with the terms of Permits issued by any international, national, state, provincial, regional, federal, municipal or local agency, department, court or other judicial, administrative, legislative, regulatory, governmental or quasi-governmental authority ("Governmental Authority").

                      (iii) "Environmental Law" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any international, national, provincial, regional, federal, state, municipal or local law, regulation, order, judgment, decree, Permit, opinion, common or decisional law (including, without limitation, principles of negligence and strict liability), requirement of any Governmental Authority, lessor, or airport authority, or requirement of any agreement, contract, or undertaking, any of which regulates, established standards or requirements, or concerns liability (including, without limitation, by indemnification or contribution) with respect to the environment, natural resources, safety, or health of humans or other organisms, including the manufacture, distribution in commerce, and use of Hazardous Substances.

                      (iv) "Hazardous Substances" means any (A) element, compound or chemical that is defined, listed or otherwise classified as a pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, oil or petroleum or petroleum-derived substance, medical waste, special waste, infectious or biohazardous waste or solid waste under Environmental Laws; (B) petroleum, petroleum-based products; (C) asbestos, PCBs, radioactive material, ethylene glycol, propylene glycol, or other compound, element, material or substance in any form whatsoever (including, without limitation, products) regulated, restricted or addressed by or under any Environmental Law.

                      (v) "Environmental Claims" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Substances from (i) any assets, properties or businesses of the Company or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Substances generated by the Company or any predecessor in interest.

                      (vi) "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Substances (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment.

                  (r) Insurance. To the Company's knowledge, all policies of insurance (or renewals thereof) set forth on Schedule 4(l)(v) are valid, outstanding and in force and effect on the date hereof and all premiums with respect thereto, covering all periods up to and including the date hereof, have been paid before past due. Occurrence-based third party liability coverages have been in effect for five prior years. Such policies are in the amounts shown on
Schedule 4(l)(v), and insure the lease premises, structures and equipment of the Company against loss, theft and destruction and insure the properties and business of the Company against such losses and risks as are adequate in accordance with customary industry practice to protect the properties and business of the Company. Except as set forth on Schedule 4(l)(v), all pending and threatened third party liability and workers' compensation claims, to the Company's knowledge, have been reported to the appropriate insurer. The insurance policies to which the Company is a party are sufficient for compliance in all material respects with all requirements of law and of all agreements to which the Company is a party. The Company's rights and benefits under the policies will continue in full force and effect with respect to pre-Closing periods for any claims which are brought post-Closing. Except as disclosed on
Schedule 4(l)(v), no insurance carrier has canceled or limited any insurance coverage for the Company, or has given any notice or other indication of its intention to cancel or reduce any such coverage; and to the Company's knowledge there exists no grounds to cancel or avoid any of such policies or to reduce the coverage provided thereby. In the past three years, the Company has not been refused any insurance or indemnity bond coverage with respect to any assets or operations which it has requested or made any reduction in the scope or amount of its insurance coverage, nor have such carriers expressed reservations of rights. To the Company's knowledge, the Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. No notice of cancellation or termination of any such insurance policy has been received by the Company or Romeo. The loss of any property not covered by insurance would not result, individually or in the aggregate, in a Material Adverse Effect. The Company has no liability for any workers' compensation matters arising prior to April 14, 1995.

                  (s) Labor Matters. Except as disclosed on Schedule 4(l)(vii) hereto, the Company has no labor contracts, collective bargaining agreements or employment agreements with any Company Personnel or any representative of any Company Personnel. Except as set forth on Schedule 4(s)(i) the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, labor, safety and health, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or the National Mediation Board, if applicable, or, to the Company's knowledge, any threatened charge or complaint against the Company; (iii) there is no labor strike, representation campaign or work stoppage actually pending or, to the Company's knowledge, threatened, against or affecting the Company; (iv) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company; and (v) in the past five years the Company has not experienced any work stoppage. The Company has not experienced within the last 12 months a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. " 2101 et seq. or comparable state or local law.

                  (t) Employment Benefits. (i) Each Employee Plan has at all times been operated and administered in compliance in all material respects with its terms, the applicable requirements of ERISA and the Code and all other applicable laws (including regulations and rulings thereunder) of the United States or any foreign jurisdiction, including their respective political subdivisions. Each Employee Plan that is intended to be tax qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified and that any trust associated with the Plan is tax exempt under Section 501(a) of the Code, and to the knowledge of the Company, there is no reason why the qualified status of any such Plan or trust would be denied or revoked, whether retroactively or prospectively. All amendments to the Employee Plans that were required to be made through the date hereof and the Closing Date to maintain the continued qualified status of such Employee Plans under Section 401(a) of the Code have been or will be made by the Closing Date.

                      (ii) No actual or, to the Company's knowledge, threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or governmental entity have been filed or are pending with respect to the Employee Plans or the Company in connection with any Employee Plan or the fiduciaries or administrators thereof, and to the Company's knowledge, no state of facts or conditions exist which could be expected to subject the Company or any of its subsidiaries to any liability (other than routine claims for benefits) under the terms of the Employee Plan or applicable law which would be expected, individually or in the aggregate, to have a Material Adverse Effect. With respect to each Employee Plan there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA or other transaction that would result in any tax or penalty being imposed under Section 4975 of the Code or Section 409 or 502(i) of ERISA on the Company, any of its subsidiaries or any Person or entity with respect to which the Company or any of its subsidiaries has an obligation to indemnify.

                      (iii) Neither the Company nor any other entity (an "ERISA Affiliate") that is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code has at any time maintained or contributed to or incurred any liability, contingent or otherwise, with respect to any plan subject to the terms of Title IV of ERISA or Section 412 of the Code.

                      (iv) Except as set forth in Schedule 4(t)(iv), no Employee Plan is a multiemployer plan (within the meaning of Section 3(37)(A) of ERISA and no Employee Plan is a multiple employer plan (as defined in Section 413 of the Code).

                      (v) To the extent applicable, all contributions or payments made or deemed to have been made with respect to each Employee Plan that is a deferred compensation plan, are presently, and have been during the years to which they relate, fully deductible pursuant to Section 404 of the Code. As of the Closing Date, all payments of outstanding contributions, due on or prior to that date, including minimum contributions, premiums, and funding obligations imposed by the terms of an Employee Plan or by any law or government agency shall have been made with respect to each Employee Plan. All contributions to and payments with respect to or under the Employee Plans that are required to be made with respect to periods ending on or before the Effective Time have been made or accrued before the Closing Date by the Company in accordance with the appropriate plan documents, financial statement, actuarial report, collective bargaining agreements or insurance contracts or arrangements. With respect to each Employee Plan that is an "employee welfare benefits plan" under Section 3(1) ERISA that is partially or fully funded through a trust, all tax deductions claimed by the Company relating to any such trust are allowable, and all tax returns and other governmental filings required to be filed with respect to any such trust, whether by the Company or the trust, have been made in a timely manner.

                      (vi) No Employee Plan providing medical or death benefits (whether or not insured) with respect to current or former employees of the Company continues such coverage or provides such benefits beyond their date of retirement or other termination of service (other than coverage mandated by section 601 of ERISA, Section 4980B of the Code or any similar federal, state or local law).

                      (vii) The execution of, and performance of the transactions contemplated in this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement or any trust or loan that will or may (x) result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former Company Personnel or (y) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Plan. As a direct or indirect result of the consummation of the transactions contemplated hereby, neither Buyer nor the Company will be obligated to make a payment to an individual that would not be deductible as a result of the application of Section 280G of the Code.

                  (u) Litigation. Except as disclosed on Schedule 4(u) hereto, which contains a summary description thereof, there is no (i) claim, litigation, proceeding, labor dispute (other than routine grievance procedures), arbitral action or government investigation pending or to the Company's knowledge, threatened against or relating to (A) the Company or any of its properties, (B) any Plan, (C) any Company Personnel in reference to actions taken by them in such capacities or (D) Sellers with respect to the Shares nor (ii) valid basis to the Company's knowledge for any such claim, litigation, proceeding, dispute, arbitral action or investigation, which in the case of matters covered by clause
(i) or (ii) if adversely determined could, individually or in the aggregate, have a Material Adverse Effect. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Company, any Plan or against Sellers with respect to Shares.

                  (v) Compliance with Laws. (i) Except as disclosed on Schedule 4(v) hereto, (i) the Company has complied in all respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and other governmental bodies and authorities and agencies of any of the foregoing to which they are subject, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any written or to the Company's knowledge, oral notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and to the Company's knowledge there is no reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which could, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the affidavits and statements set forth on Annex I to Schedule 4(v) is true with respect to the Company. To the Company's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions which, if adopted, would have a Material Adverse Effect. The Company has obtained all material Permits which are required in connection with the operations of its business as presently conducted. All such Permits are in full force and effect and no proceedings for the suspension or cancellation of any such Permit is pending or, to the Company's knowledge, threatened. The foregoing representations and warranties in this section 4(v), as qualified by Schedule 4(v) hereto, are in addition to, and not in limitation of, the other representations and warranties contained elsewhere in this Agreement.

                      (ii) Neither the Company, nor any Company Personnel, nor the Sellers has made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

                      (iii) The Company is in compliance in all material respects with all applicable Department of Transportation ("DOT") and Federal Aviation Administration ("FAA") statutes, regulations, and rules, including, but not limited to: 14 C.F.R. '107 (Airport Security); 14 C.F.R. '121 Appendix I and J (Drug and Alcohol Testing); and 49 C.F.R. '171 et seq. (Hazardous Materials Regulations). The Company also is in compliance with any applicable FAA Advisory Circulars. Except as set forth in Schedule 4(v), the Company has not received written (nor to the Company's knowledge, oral) notice of any, and to the Company's knowledge there are no, facts or circumstances that would result in any investigation, enforcement action, formal complaints or any other legal action taken by the DOT, FAA, or the Inspector General of the DOT against the Company or against any air carrier or other entity that the Company is or has performed ground handling or similar services for.

                  (w) No Brokers. Neither Sellers nor the Company have entered into and will not enter into any agreement, arrangement or understanding with any Person which may result in an obligation of Buyer or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

                  (x) Transactions with Certain Persons. Except as disclosed on
Schedule 4(x) hereto, none of the Sellers or any present or former officer, directors or employee of the Company or any Family Member or any Affiliate thereof is presently a party to any transaction with the Company relating to the business of the Company, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to

(other than services as officers, directors or employees) any such person or to any Person in which any such person has a substantial interest as a shareholder, member, officer, director, trustee or partner. All of the transactions set forth on Schedule 4(x) hereto have been entered into on an arms-length basis and the fees and compensation payable by the Company and the other terms with respect thereto are at or better than prevailing market rates. Except as disclosed on
Schedule 4(x) hereto, no present officer or director of the Company, no Affiliate thereof and no Seller, have any ownership or stock interest in any other enterprise, firm, corporation, trust, or any other entity which is engaged in any line or lines of business which are the same as, or competitive with, the line or lines of business of the Company.

                  (y) Assets. The assets of the Company, constitute, and on the Closing Date will constitute, all of the assets and services that are necessary to permit the business of the Company to be conducted by Buyer in substantially the manner as it has heretofore been conducted by the Company and none of the Sellers or any officer, director or employee of the Company or any Family Member or any Affiliate thereof or any other Person owns any of such assets.

                  (z) Books and Records. The books of account and other financial and corporate records of the Company have been maintained in accordance with good business and accounting practices. The minute books of the Company now contain, and on the Closing Date will contain, a true, correct and complete record of all corporate action taken on or prior to the date hereof, or hereafter taken on or prior to the Closing Date, at the meetings of shareholders and directors and committees thereof. The stock certificate books and records of the Company accurately reflect on the date hereof, and will accurately reflect on the Closing Date, the ownership of the Shares by the persons and in the amounts set forth on Annex I. All documentary and stock transfer tax stamps required in connection with the issuance and transfer of the capital stock of the Company have been duly affixed for transfer.

                  (aa) Consequences of Acquisition. Neither any Person who now has business dealings with the Company nor any management employee of the Company has notified the Company, and except as may be provided on Schedule 4(aa) hereto, the Company has no reasonable basis to believe that any such Person would or might cease business dealings or employment with the Company after the Closing Date.

                  (bb) Other Property. Except as set forth on Schedule 4(bb) hereto, the Company has not owned, leased, operated, occupied or used any premises or real property other than as set forth in Schedule 4(l)(ii).

                  (cc) Successor-in-Interest. Except as set forth in Schedule 4(cc) hereto, the Company is not the successor-in-interest to any corporation, partnership, limited liability company, sole proprietorship, person or other entity pursuant to any international, national, provincial, regional, federal, state, municipal or local law, regulation, judgment, decree, opinion, common or decisional law, or agency requirement (including Environmental Law).

                  (dd) Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Company's (a) computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's systems interface) and the testing of such systems and equipment, as so reprogrammed has been completed. The cost to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Company (including without limitation, reprogramming errors and the failure of others' systems or equipment) will not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company, individually or taken as a whole. The computer and management information systems of the Company are and, to the Company's knowledge, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company to conduct its business without a material adverse effect.

                  (ee) Foreign Corrupt Practices Act. Neither the Company nor any officer, director, employee, consultant or agent thereof acting on their behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift of any money or anything of value, directly or indirectly, to: (a) any foreign official (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")), for the purpose of influencing any official act of decision of such official or inducing him or her to use his or her influence to affect any act or decision of a foreign government, or any agency or subdivision thereof; or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (a) and (b) above in order to assist the Company to obtain or retain business for, or direct business to the Company, and under circumstances which would subject the Company to liability under the FCPA.

                  (ff) Disclosure. To the Company's knowledge, no representation or warranty made by Romeo in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances under which they are made, not misleading.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer hereby represents and warrants to Sellers as follows:

                  (a) Consents, No Conflicts, Etc. Neither the execution and delivery of this Agreement, the consummation by Buyer of the transactions contemplated herein nor compliance by Buyer with any of the provisions hereof will (i) violate or conflict with any provision of the Articles of Incorporation or By-laws of Buyer, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets or properties, or
(iii) require the consent, approval, permission or other authorization of or by or filing or qualification with any court, arbitrator or governmental, administrative, or self-regulatory authority which has not been obtained, other than the expiration of the waiting period under the HSR Act, if applicable, and any such actions to be taken by Sellers or the Company.

                  (b) Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power to carry on its business as presently conducted.

                  (c) Authority, Execution and Delivery. All requisite corporate action has been taken to authorize the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated herein, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

                  (d) No Brokers. Neither Buyer, nor any of its Affiliates, has entered into any agreement, arrangement or understanding with any Person which will result in the obligation of the Company (prior to Closing) or Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  (e) Financing. Buyer has delivered to the Sellers complete and correct executed copies of letters with respect to the financing (the "Financing Letters") of the transactions contemplated hereby. Assuming satisfaction of all applicable conditions set forth in the Financing Letters and full funding thereunder, such financing, together with the other funds available to Buyer, (collectively, the "Financing"), will provide sufficient funds to consummate the transactions contemplated hereby.

                  (f) Disclosure. To the knowledge of the Buyer, no representation or warranty made by the Buyer in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                  SECTION 6. CERTAIN COVENANTS AND AGREEMENTS.

                  (a) Conduct of the Company's Business. Sellers will, from the date hereof up to and including the Closing Date, cause the Company to (i) conduct business only in the ordinary course; (ii) maintain in full force and effect the insurance policies set forth on Schedule 4(l)(v) (or policies providing substantially the same coverage, copies of which will be made available to Buyer), (iii) take all necessary and prudent action to preserve the assets and properties, wherever located, which are material to the business of the Company; (iv) maintain its books and records in accordance with GAAP and in the manner consistent with past practices and promptly advise Buyer in writing of any adverse change in the condition (financial or otherwise) of the assets, liabilities, prospects, earnings or business of the Company; (v) not, without Buyer's prior written consent, engage in any action which would require disclosure under Section 4(g) hereto; (vi) not, without Buyer's prior written consent, make any change in the authorized or outstanding capital stock of the Company or otherwise change its capitalization; and (vii) use its best efforts to preserve the business organization of the Company intact, to continue its operations at its present levels, to keep available to Buyer the services of the Company Personnel and to preserve the goodwill of those suppliers, customers, creditors and others having business relations with the Company; and refrain from any significant organizational or personnel changes with respect thereto.

                  (b) Access to the Company's Business. From the date hereof until the Closing Date, Romeo shall, and shall cause Company Personnel to, afford Buyer and its attorneys, consultants, accountants and authorized representatives (including lenders and equity investors) full access, upon reasonable notice during normal business hours and at other reasonable times, to all properties, books, contracts, commitments, records, personnel, lenders and advisors of the Company in order to permit the Buyer to conduct its due diligence investigation of the Company. Such investigation shall include, among other things, the receipt of relevant financial information, the review of any relevant contractual obligations of the Company, the conducting of discussions with Company Personnel and customers with the prior consent of Romeo (such consent not to be unreasonably withheld or delayed) and such other investigations, valuations or testing (including, but not limited to, environmental investigations and testing) as may be deemed necessary by Buyer. The Buyer shall have the right to conduct an environmental site assessment ("ESA") of the Company's operations at its own cost and expense. The ESA may include ASTM Phase I and Phase II ESAs.

                  (c) Non-competition. Sellers will not for a period of five (5) years following the Closing (the "Non-Competition Period"), without the express written consent of the Company, directly or indirectly, in any geographic area where the Company conducts business during the Non-Competition Period, (i) engage or participate in (A) the following businesses: (1) aviation ground-handling services (including, without limitation, jet bridge, deicing and ramp services), (2) cargo-handling services, (3) passenger services, (4) supervision and representation with respect to items (1), (2) and (3), or (4) warehousing and support business with respect to items (1), (2) and (3), or (B) any related business activities conducted by the Company at the time of closing (the "MAS Business"); (ii) lend his name (or any part or variant thereof) to, any business which is, or as a result of the Sellers' engagement or participation would become competitive with the MAS Business; (iii) request, induce, attempt to influence or have any other business contact with any MAS Business customers or potential customers which have been in contact with the Company, Buyer or their Affiliates to curtail or cancel any business they may transact with the Company, Buyer or their Affiliates; (iv) solicit or employ an officer, director or employee of the Company or Buyer, or any subsidiary thereof to become an officer, director or employee of Sellers, their respective Affiliates or anyone else or to terminate his or her employment with the Company or Buyer, or any subsidiary thereof (provided that if such person's employment is terminated, without cause (with "cause" being determined in the reasonable discretion of Buyer), by Buyer, Seller may employ such person in a business which complies with this non-competition provision); (v) request, induce, attempt to influence or have any other business contact with any distributor or supplier of goods or services to the Company, Buyer or their Affiliates to curtail or cancel any business they may transact with the Company, Buyer or their Affiliates; (vi) request, induce, attempt to influence or have any other business contact with any governmental entity or regulatory authority to terminate, revoke or materially and adversely alter or impair any license, authority or permit held, owned, used or reserved for the Company, Buyer or their Affiliates or (vii) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or Buyer or any trade name used by it. For purposes of this Section 6, the Sellers shall be deemed to engage or participate in a business if they, directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, are employed by, associated or in any manner connected with, or render services or advice to, any business engaged in the MAS Business; provided, however, that (A) Romeo and Micale each may continue directly or through one or more Affiliates, including but not limited to Charter America, Inc., to engage in the business of leasing or providing aircraft, crew, associated aircraft maintenance of a mechanical nature and insurance services under agreements with cargo carriers and other Persons (including those who may be customers of the Company's MAS Business), all in accordance with Romeo's current practice (the "Romeo Aircraft Business"))", (B) Romeo and Micale each may continue directly or through one or more Affiliates, including but not limited to Custom Air Transport, Inc., to engage in the business of operating an airline, associated ownership and leasing of aircraft (including business with persons who may be customers of the Company's MAS Business), and the employment of staff and crew incidental to all of the foregoing; (C) Romeo may engage in any activity he is required to perform or resulting from his obligations under his Consulting Agreement with the Company and (D) the Sellers may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed in any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and (y) the Sellers do not beneficially own (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5%, in the aggregate, of the outstanding equity of such enterprise. Where the business engaged in by Romeo pursuant to the preceding proviso involves contracting with a third party for the provision of services coming within the scope of the MAS Business, Romeo shall use his best efforts to permit the Company or its Affiliates to bid on the provisions of such services. Sellers are entering into the foregoing covenant to assure Buyer of the transfer of the goodwill of the Company, and in order to induce Buyer to consummate the purchase contemplated by this Agreement.

                  The parties agree that $50,000 of the Purchase Price paid to each of the Sellers shall be deemed paid for this non-competition provision.

                  (d) Corporate Names. From and after the Closing, Buyer shall possess, to the exclusion of Sellers, all rights to the names "Miami Aircraft Support" and "International Enterprises Group" and any variants or derivatives thereof, and Sellers shall have no rights whatsoever to the use of any such names or any variant or derivative of any such names in the conduct of any business.

                  (e) Nondisclosure. Sellers will not at any time after the date of this Agreement (other than in the ordinary course of Romeo's employment by the Company) divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential, secret or proprietary processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, or with respect to any confidential, secret or proprietary aspects of the business of the Company (including, without limitation, customer lists, supplier lists, pricing arrangements with customers or suppliers, capital structure or financial information); provided, however, that nothing herein shall prohibit Sellers from complying with any order or decree of any court of competent jurisdiction or governmental authority, but Sellers shall give Buyer timely notice of the receipt of any such order or decree, and the foregoing provision shall not apply to any information which is or becomes generally available to the public through no breach of this Agreement.

                  (f) Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, Sellers shall not, and Sellers shall not permit the Company to, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Sellers herein contained not being true and correct in all material respects at and as of (i) the time immediately following the occurrence of such transaction or event or (ii) the Closing Date. Sellers shall promptly give written notice to Buyer upon becoming aware of (x) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (y) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use their best efforts to remedy same.

                  (g) Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts, to cause the fulfillment of the conditions to the parties' obligation hereunder, and to obtain as promptly as possible all consents, authorizations, orders or approvals of any third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

                  (h) Further Assurances. Romeo will, and will cause the Company and all Company Personnel to, cooperate fully with Buyer in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date, from time to time, at Buyer's request and without further consideration, Romeo will execute and deliver, or cause to be executed and delivered, such other instruments and take such other action as Buyer may reasonably request in order to carry out the purposes of this Agreement.

                  (i) No Solicitation. Until the earlier of termination of this Agreement in accordance with the terms hereof and the Closing Date (the "Nonsolicitation Period"), the Sellers shall, and shall use their reasonable best efforts to cause their representatives, agents and employees to refrain from, directly or indirectly, (i) soliciting, discussing or negotiating, directly or indirectly, with any third party any inquiries, proposals or offers with respect to the sale of the Company or any portion of its assets or securities and (ii) disclosing to any third party that the Company is for sale. If the Sellers or their representatives, agents or employees receive any unsolicited offer or proposal for any such acquisition, or obtain information that such an offer or proposal is likely to be made, the Sellers will provide Buyer with immediate written notice thereof.

                  (j) Interim Financial Statements. Within thirty (30) days after the end of each calendar month from April, 1999 but prior to Closing, Romeo will cause the Company to deliver to Buyer unaudited financial statements with respect to the Company for such calendar month and the corresponding calendar month and year-to-date period of the preceding fiscal year. All such financial statements shall fairly present the financial position, results of operations and changes in financial position of the Company as at the dates or for the periods indicated and in accordance with GAAP. All unaudited financial statements delivered pursuant to this Section 6(j) shall be prepared on a basis consistent with the Company Financial Statements.

                  (k) Certain Intercompany Accounts. Except as otherwise provided herein, prior to the Closing, Romeo will cause the Company to (a) cancel without payment all indebtedness and other amounts owed by the Company or its Affiliates to the Sellers or their Affiliates or Family Members, (b) satisfy by such cancellation or obtain payment of, all indebtedness and other amounts owed by the Sellers or their Affiliates or Family Members to the Company or its Affiliates (whether or not then due); and (c) cancel and discharge of record all Encumbrances relating to any of the aforesaid indebtedness or amounts.

                  (l) Consents and Permits. Romeo will cause the Company to use its best efforts to obtain such consents, leases, Permits and airport authority or governmental approvals as may be necessary in order for Buyer to acquire and thereafter to operate the businesses of the Company, including, without limitation, those listed on Schedule 4(a). In connection with each such application on the part of the Company, Buyer shall furnish such information and data as may be necessary or desirable and shall otherwise assist the Company in any way reasonably requested. Romeo and the Company shall obtain the prior approval of Buyer, not unreasonably withheld, to any applications, filings or documents to be filed with or sent to third parties in connection with obtaining any such consents and permits, provided that approval shall be deemed to have been given if Buyer has not responded to a request for approval within three Business Days of receipt of a request therefor. Romeo and the Company shall use their best efforts to cause unexecuted contracts to be executed.

                  (m) Interim Operating Reporting. During the period from the date of this Agreement to the Closing, Romeo shall cause the Company and its officers to confer on a regular and frequent basis with one or more representatives of Buyer to report material operational matters and to report the general status of on-going operations. Romeo shall cause the Company to notify Buyer in writing of any Material Adverse Effect after the date hereof and prior to the Closing and shall keep Buyer fully informed of such events.

                  (n) Antitrust Compliance. The Sellers and Buyer will promptly file with the Federal Trade Commission and the Department of Justice the notification and report form required by, and will use its best efforts to comply with any request for additional information in connection with the HSR Act. The HSR Act filing fees payable to the Department of Justice shall be paid by Buyer.

                  (o) Indebtedness. (i) The Company's indebtedness for borrowed money, net of cash/savings, which at February 28, 1999 was approximately $4.3 million in principal amount, has been repaid through the date hereof in accordance with the scheduled amortization thereof as set forth in Schedule 6(o)(i) (the "Scheduled Payments"), and the Company shall continue to repay such indebtedness in accordance with such scheduled amortization through the Closing, without any reduction in the Purchase Price, provided, however, if the Company has obtained all necessary consents referred to on Schedule 4(a) and all of the other conditions to Buyer's obligation to close set forth in Section 7 have been satisfied during the period between the date hereof and the ninetieth day following the date hereof (the "Ninety Day Period"), and such Closing does not occur until after the Ninety Day Period because of Buyer's inability to close the transaction, any additional repayment of indebtedness following the Ninety Day Period in excess of such scheduled amortization shall result in a dollar-for-dollar increase in the Purchase Price (the "Adjustment Amount").

                      (ii) On or prior to the Closing Date, the Sellers shall have repaid, from the proceeds of sale or other sources not including funds of the Company or IEG, all indebtedness for borrowed money, including capitalized leases, of the Company or IEG in full, except for the indebtedness to Mellon United National Bank, Lyon Credit Corporation, Orix Credit Alliance, Inc., Concord Commercial Corporation, Citicorp Dealer Finance and Union Planters Bank, which shall have been paid down in accordance with the preceding paragraph of this Section 6, such that the balance of indebtedness for borrowed money, including capitalized leases, minus cash on hand in the Company's savings account as of the Closing Date shall not exceed $4.3 million, less the Scheduled Payments plus the amount of any indebtedness incurred for the capital expenditures, and up to the amounts, listed on Schedule 6(o)(ii). In the event that this covenant is not complied with and Buyer elects to proceed with the Closing, the Purchase Price shall be reduced dollar-for-dollar for any such excess amount. Such reduction may be effected at the Closing or, if determined by Buyer subsequent to the Closing pursuant to audit, by claim against the escrow under the Escrow Agreement or against Anthony Romeo and Sellers pursuant to the indemnification provisions of this Agreement.

                  (p) Employment and Non-Competition Agreements. Buyer shall identify, prior to Closing, employees of the Company from whom the Company wishes to obtain non-competition, or employment and non-competition, agreements, and Romeo shall use his best efforts, both prior to and after Closing, to obtain such agreements from such employees.

                  SECTION 7. CONDITIONS TO OBLIGATIONS OF BUYER.

                  The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Buyer, on or prior to the Closing Date, of the following conditions:

                  (a) Representations and Warranties True at the Closing Date. The representations and warranties of Sellers contained in this Agreement shall be deemed to have been made on and as of the Closing Date with the same force and effect as though made on an as of the Closing Date and shall then be true and correct in all material respects (except those representations and warranties that are qualified by materiality or Material Adverse Effect which shall be true and correct in all respects). Each Seller shall have delivered to Buyer a certificate with respect to such Seller's representations and warranties, dated the Closing Date, to such effect.

                  (b) Seller's Performance. Each of the obligations of Sellers and the Company to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or prior to the Closing Date. Each Seller shall have delivered to Buyer a certificate with respect to such Seller's obligations, dated the Closing Date, to such effect.

                  (c) Approvals and Consents. (i) All notices to, and consents, authorizations, approvals, Permits and waivers from, governmental or regulatory bodies or agencies, whether international, national, provincial, regional, federal, state, municipal or local, or from third parties required pursuant to any law, regulation, order, judgment, decree, permit, authorization, license, opinion, common or decisional law, or agency requirement, leases, mortgages, contracts or agreements to consummate the transactions contemplated hereby, or which failure to obtain could have any of the other consequences described in
Section 4(a), including those contained on Schedule 4(a), shall have been made and obtained.

                      Notwithstanding the foregoing, in the event that all of the conditions in this Section 7 are satisfied except for failure to obtain the Dade County consent to IEG listed as item 5 on Schedule 4(a), the parties shall proceed to Closing but an additional $250,000 of the Purchase Price shall be placed in escrow, pursuant to an agreement reasonably acceptable to the parties. If such consent has not been obtained within six months of Closing, then Buyer may control the process of seeking such consent for up to an additional eighteen months, during which period the escrow shall continue. Upon receipt of the consent, the escrow amount shall be released to Sellers. If such consent has not been received within two years of Closing, the escrow amount shall be reimbursed to Buyer and IEG shall be transferred back to Sellers.

                      (ii) Each of the parties to any contract under which the purchase of the Shares would constitute or result in a default or acceleration of obligations, or where the purchase of the Shares would terminate any contract or constitute a breach of the assignment provisions of such contract, or have any of the other consequences described in Section 4(a), shall have given such consent as may be necessary to permit the consummation of the purchase of the Shares without constituting or resulting (with or without the passage of time) in a default, acceleration, termination or breach under such contract.

                  (d) Stock Certificates. On the Closing Date, Sellers shall have delivered to Buyer a certificate or certificates evidencing the Shares, free and clear of all Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank and with all requisite documentary or stock transfer tax stamps affixed.

                  (e) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement and no claim, action, suit, investigation or other proceeding shall be threatened or pending before any court or administrative agency or by any governmental agency or other person, challenging or otherwise relating to the transactions provided for herein.

                  (f) No Change in Law. There shall not have been any action, or any statute enacted, by the United States, any state or any foreign country which render the parties unable to consummate the transaction contemplated herein or make the transactions contemplated herein illegal or prohibit, restrict or substantially delay the consummation of the transaction contemplated herein.

                  (g) Opinion of Sellers' Counsel. There shall have been delivered to Buyer an opinion, dated the Closing Date and addressed to Buyer, of Roth & Scholl, counsel to Sellers, to the effect set forth in Exhibit I hereto.

                  (h) Settlement of Certain Accounts. On or before the Closing Date, all amounts owing by Sellers or any Company Personnel, other than listed on Schedule 7(h) hereto, or any of their respective Affiliates or Family Members to the Company shall have been repaid in full, and Sellers shall have delivered to Buyer reasonably satisfactory evidence with respect thereto.

                  (i) Consulting Agreements. Each of Romeo and Paula Romeo shall have executed and delivered to Buyer their respective Consulting Agreements in substantially the form of Exhibit II hereto.

                  (j) [Omitted.]

                  (k) Release; Resignations. Sellers shall have delivered to Buyer a complete and general release, in form and substance reasonably satisfactory to Buyer and its counsel, from each of the Sellers, of all claims against the Company for any matter or thing whenever arising, other than claims arising under this Agreement, the Exhibits hereto or other documents executed in connection herewith. At the Closing, Sellers shall deliver to Buyer written resignations or terminations of all of the directors and officers of the Company, other than those such directors and officers which Buyer designates in writing that it desires to retain as employees or consultants. On the Closing Date, Sellers shall cause a meeting of the Board of Directors of the Company to be held upon due notice or waiver thereof, at which the resignations of the respective officers and directors of the Company shall be accepted, effective upon Closing.

                  (l) Proceedings and Documents Satisfactory. Buyer shall have received such certificates, opinions, and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel. All proceedings in connection with the purchase of the Shares set forth herein and all certificates and documents delivered to Buyer pursuant to this Agreement shall be satisfactory in form and substance to Buyer and its counsel acting reasonably and in good faith.

                  (m) HSR. Any waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                  (n) Nonforeign Persons. Each of Sellers shall have provided Buyer with a certification of nonforeign status as described under Treasury Regulations Section 1.1445-2(b)(2).

                  (o) Funding. The Financing contemplated by the Financing Letters shall have been obtained on terms satisfactory to Buyer.

                  (p) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

                  (q) Indebtedness. As of the Closing Date, the amount of indebtedness for borrowed money, including capitalized leases, of the Company and IEG shall comply with the covenant in Section 6(o).

                  (r) Net Working Capital. On the Closing Date, the Company's net working capital, defined as (i) cash in the Company's operating accounts plus accrued revenues (recognized but unbilled) plus net receivables minus (ii) accounts payable plus accrued expenses ("Working Capital"), computed in accordance with GAAP, shall not be less than Four Million Dollars ($4,000,000). Should this condition not be satisfied, and should Buyer elect to proceed with Closing, the Purchase Price shall be reduced dollar-for-dollar, for any shortfall. Such reduction may be effected at the Closing or, if determined by Buyer subsequent to the Closing pursuant to audit, by claim against the escrow under the Escrow Agreement or against Anthony Romeo pursuant to the indemnification provisions of this Agreement. The Sellers shall deliver to Buyer a statement (the "Closing Statement") setting forth the estimated Working Capital of the Company at Closing, together with documentation, in reasonable detail, supporting such calculation.

                  (s) Corporate Documents. The Sellers shall have delivered to Buyer (i) copies of the respective Certificates of Incorporation, including all amendments thereto, of each of the Company and IEG, certified by the Secretary of State of its jurisdiction of incorporation; (ii) certificates from the Secretary of State of the respective jurisdictions of incorporation to the effect that each of the Company and IEG is in good standing in such jurisdiction and listing all charter documents of the Company and the Subsidiary on file in such state; and (iii) a certificate from the Secretary of State or other appropriate official in each state in which the Company or IEG is qualified to do business to the effect that each of the Company and IEG is in good standing in such state; in each case, dated as of a date not more than ten days prior to the Closing Date (provided that if the Closing Date is extended not more than 30 days beyond a scheduled Closing Date as agreed to by the parties, or is extended beyond 30 days solely by reason of Buyer's failure to be ready to close, such good standings need not be updated).

                  (t) Escrow Agreement. The parties shall have entered into the Escrow Agreement.

                  SECTION 8. CONDITIONS TO OBLIGATIONS OF SELLERS.

                  The obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment, or the waiver by Sellers, on or prior to the Closing Date, of the following conditions:

                  (a) Representations and Warranties True at the Closing Date. The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date and shall then be true and correct in all material respects (except those representations and warranties that are qualified by materiality which shall be true and correct in all respects). Buyer shall have delivered to Sellers a certificate, dated the Closing Date, to such effect.

                  (b) Buyer's Performance. On the Closing Date, Buyer shall pay to Sellers the Purchase Price in accordance with Section 1(b) of this Agreement.

                  (c) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement, and no claim, action, suit, investigation or other proceeding shall be threatened or pending before any court or administrative agency or by any governmental agency or other person, challenging or otherwise relating to the transactions provided for herein.

                  (d) No Change in Law. There shall not have been any action, or any statute enacted, by the United States, any state or any foreign country which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal or prohibit, restrict or substantially delay the consummation of the transaction contemplated herein.

                  (e) HSR. Any waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                  (f) Opinion of Buyer's Counsel. There shall have been delivered to Sellers an opinion, dated the Closing Date and addressed to Sellers, of Buyer's counsel, Schulte Roth & Zabel, LLP to the effect set forth in Exhibit IV hereto.

                  (g) Consulting Agreements. Buyer shall have executed and delivered to Romeo and Paula Romeo their respective Consulting Agreements in substantially the form of Exhibit II hereto.

                  (h) Capital Contribution. Buyer shall have furnished to Sellers evidence of a capital contribution to the Company of at least $2,000,000 simultaneously with the Closing in excess of the amount necessary to pay the Purchase Price, which contribution shall be held in an account with a bank and on terms acceptable to Sellers and Buyer for the sole purpose of distribution after the Closing Date to the employees (not including Sellers or Paula Romeo) in the sole and absolute discretion and control of Romeo and Paula Romeo, provided that no employee shall receive more than $750,000 in the aggregate and that such amounts shall be paid over at least a two year period with no more than 50% paid in any year. Neither MAS, Buyer nor their affiliates shall have any liability or incur any expense in respect of such account or payments.

                  SECTION 9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, ETC.

                  All statements contained in any Schedule, Annex or Exhibit hereto or in any certificate delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the parties hereunder.

                  (a) Survival of Representations, Warranties, Etc. All representations and warranties of the parties made in this Agreement or as provided herein shall survive until June 30, 2001 (and thereafter until resolved if a claim in respect thereof has been made prior to such date), notwithstanding any investigation at any time made by or on behalf of the other party, provided that the representations in Section 3 and in Section 4(c) shall survive without limitation as to time, and the representations of Romeo with respect to tax matters, environmental matters and employee benefit matters shall survive until expiration of the statute of limitations applicable to claims with respect to such matters.

                  (b) Nature of Seller's Liability. Each Seller shall be liable to Buyer hereunder in respect of a breach of Section 3 hereof only for breach by such Seller of his representations or warranties contained therein, and only Romeo shall be liable to Buyer hereunder in respect of a breach of Section 4 hereof.

                  (c) Seller's Agreement to Indemnify. Subject at all times to the limitations on liability set forth below:

                      (i) Each Seller shall, severally and not jointly, fully indemnify and hold harmless and satisfy and defend Buyer, its subsidiaries (including the Company) and all of their Affiliates, officers, directors, employees, representatives, attorneys, consultants and agents against and in respect of any and all claims, obligations, liabilities, losses, damages, deficiencies, penalties, fines, costs or expenses (including, without limitation, legal, expert and consultant fees and expenses and Taxes) (collectively "Losses") arising out of or resulting from (A) any misrepresentation or breach of warranty or representation or the nonfulfillment of any agreement, covenant or obligation by such Seller made in this Agreement (including, without limitation, the Schedules, Annexes and Exhibits hereto and the certificates delivered hereunder) or as provided herein, (B) any and all Losses arising from any actions, suits, proceedings, claims, demands, assessments, judgments incidental to the foregoing or the enforcement of such indemnification, (C) any Losses of the Company of a nature reserved for on the Balance Sheet in excess of the reserve for such Losses on the Balance Sheet, and
(D) for any excess indebtedness or shortfall in working capital pursuant to
Section 6(o) or 7(r), respectively.

                      (ii) In addition to the foregoing provisions of Section 9(c)(i) above, without limiting the generality of such foregoing provisions and without regard to the limitations on liability set forth in Section 9(c)(iv) below, Romeo agrees to indemnify and hold harmless and satisfy and defend Buyer and its subsidiaries (including the Company) and all other members, if any, of any group of which Buyer is a member for tax purposes (any reference to "Buyer" in this paragraph shall mean Buyer individually or one or more of its Affiliates as described herein, as appropriate) against and in respect of and, on demand, will reimburse Buyer for, any and all liability whatsoever, and however imposed (including any claim asserted or deficiency assessed against or collected from or paid by Buyer), in respect of any Taxes (including any penalties and interest thereon) of the Company for any and all periods through the period ending on the Closing Date and the portion ending on and including the Closing Date of any period that includes but does not end on the Closing Date, in the event the amount thereof exceeds $200,000 (in which event Romeo's indemnity shall apply only to any Losses in excess of such amount) (except that such threshold shall not apply to any knowing or intentional breach of Section 4(h)), less the limitations set forth in Section 9(c)(iii).

                      (iii) Seller's liability hereunder shall be limited so that no Seller shall be obligated to pay any amount for indemnification under this Agreement (A) for any Losses to the extent covered by and reimbursed by insurance net of any increases to the rate of such insurance attributable to such Losses, (B) to the extent of any federal, state and/or local income tax benefits (at the applicable tax rate) realized by Buyer as a result of such Losses and (C) in respect of Losses, if any, in an amount in excess of such Seller's proportionate share of the Purchase Price and, in the case of Romeo, the amounts paid or payable to him under his Consulting Agreement.

                      (iv) In addition to the foregoing limitations on liability set forth in Section 9(c)(iii) above, Romeo's liability hereunder shall be limited so that Romeo shall not be obligated to pay any amount for indemnification under Section 9(c)(i) above for misrepresentations or breaches of his representations or warranties set forth in Section 4 hereof unless and until any and all of Buyer's Losses under Section 9(c)(i) and Section 9(c)(ii), in the aggregate, exceed $200,000 (in which case Romeo shall only be liable for the full amount of such losses in excess of $200,000).

                      (v) Notwithstanding the foregoing, in the event that the Buyer indemnified parties incur Losses in excess of $10 million in the aggregate for matters which constitute a breach of the representation in Section 4(q) hereof without giving effect to the knowledge qualification therein, and without regard to whether the Buyer indemnified party is otherwise insured or recovers insurance for any such Losses, Romeo shall indemnify and hold harmless the Buyer indemnified parties for such Losses in excess of $10 million, provided that Romeo's liability under this Section 9(c)(v) shall not exceed $2.5 million. Romeo may self-insure or purchase insurance for such exposure. The foregoing indemnity is in addition to Romeo's indemnity provided above for breach of representations, including the representation in Section 4(q) for matters, set forth therein if the Company had knowledge thereof.

                  (d) Buyer's Agreement to Indemnify. Buyer will fully indemnify and hold harmless Sellers and all of their Affiliates, employees, representatives, attorneys, consultants and agents against and in respect of any and all of Sellers' Losses (i) arising out of or resulting from any misrepresentation or breach of warranty or representation or the nonfulfillment of any agreement, covenant or obligation by Buyer made in this Agreement (including, without limitation, the Schedules, Annexes and Exhibits hereto and the certificates delivered hereunder) or as provided herein and (ii) arising out of the conduct of the business of the Company from and after the date hereof, except to the extent any such Loss arises out of or is related to any matter for which Buyer is entitled to be indemnified by Sellers hereunder. Buyer's liability shall be limited so that Buyer shall not be obligated to pay any amount for indemnification under this Agreement (A) for any Losses to the extent covered by and reimbursed by insurance net of any increases to the rate of such insurance attributable to such Losses, (B) to the extent of any federal, state and/or local income tax benefits realized by Sellers as a result of Losses and
(C) for any misrepresentation or breach of representation or warranty of Buyer unless and until any and all of Seller's Losses exceed $200,000 in the aggregate (in which case Buyer shall only be liable for the full amount of such Losses in excess of $200,000).

                  (e) Third Party Claims. Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party or parties (the "Indemnified Party") shall give written notice of such claim (a "Notice of Claim") to the party obligated to provide indemnification hereunder (collectively, the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. So long as notice is given prior to the expiration of the Survival Period, failure of the Indemnified Party to give such notice promptly shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). The Indemnifying Party shall be entitled to participate in the defense or settlement of such matter and the parties agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto. The Indemnifying Party shall not be obligated to indemnify an Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be reasonably withheld, conditioned or delayed. If any Notice of Claim relates to a claim by a person or persons other than the Buyer or an Affiliate of the Buyer, and the amount of such claim is fully covered by the foregoing indemnity, as limited herein, the Sellers or any of them which is an Indemnifying Party in respect of such claim may elect to defend against such claim at its expense, in lieu of the Buyer assuming such defense; provided, that Buyer shall be entitled to participate in or monitor such defense at its expense and Sellers will fully cooperate with Buyer and its counsel with respect thereto. If the Sellers or any other persons as provided above elect to assume such defense, they shall retain counsel reasonably satisfactory to the Buyer. The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under this Section 9. The parties shall also cooperate in any such defense, give each other reasonable access to all information relevant thereto and make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided in connection therewith. If the Loss incurred relates to the failure of the Buyer or the Company to collect any note or account receivable and if any Sellers pay in full the unpaid balance thereof to the Buyer or the Company, the Buyer will cause the Company to assign said note or account without recourse to the Sellers paying same in full satisfaction of the Sellers' indemnification obligation as to such uncollected note or account. Any collection procedures by Sellers will be carried out in a reasonable manner so as not to prejudice the Company's relationship with the account debtor.

                  SECTION 10. TERMINATION AND ABANDONMENT.

                  (a) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (i) by the mutual written consent of Buyer and Sellers; (ii) by Buyer or by Sellers at any time after 180 days following the date hereof if for any reason the Closing shall not have occurred on or prior to such date; provided, however, that the right to terminate under this Section 10(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; (iii) by Buyer if there has been a material misrepresentation or material breach on the part of the Sellers in the representations, warranties or covenants of Seller set forth herein, or if there has been any material failure on the part of a Seller to comply with his obligations hereunder; (iv) by Sellers if there has been a material misrepresentation or material breach on the part of Buyer in the representations, warranties or covenants of Buyer set forth herein, or if there has been any material failure on the part of Buyer to comply with its obligations hereunder; or (v) by Buyer or Seller if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decreed, ruling or other action shall have become final and nonappealable.

                  (b) Liability Upon Termination. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned pursuant to Section 10(a)(i), (a)(ii) or (a)(v), this Agreement shall become void and of no further force and effect and no party hereto shall have any liability or obligation to the other party hereto hereunder, except that the obligations of the parties pursuant to Sections 6(e), 10 through 14, and 16 through 18 and this Section 10 shall survive any such termination.

                  (c) Termination by Buyer. In the event that, notwithstanding Buyer obtaining Financing contemplated by the Financing Letters on terms substantially the same as those set forth in the Financing Letters, Buyer terminates this Agreement pursuant to Section 7(p) above, notwithstanding that all of the other conditions to Buyer's obligation to close in Section 7 have been satisfied, then Buyer shall reimburse the Company and the Sellers for all fees and expenses (including, legal, accounting and other professional fees and expenses) incurred by them in connection with transactions contemplated by this Agreement in an amount not to exceed $100,000 (less any fees paid by Buyer for the Hart-Scott-Rodino filing). The foregoing shall be in addition to any other remedies available to the Sellers.

                  (d) Termination by Sellers. In the event that the Sellers fail to consummate the transactions contemplated by the Agreement, notwithstanding that all of the conditions to the Sellers' obligations to close in Section 8 have been satisfied, or if the closing does not occur by reason of a failure of the conditions set forth in Section 7(a), (b), (c), (d), (i), (q), (r) or (s), then Sellers shall reimburse the Buyer for all fees and expenses (including legal, accounting and other professional fees and expenses) incurred by them in connection with the transactions contemplated by this Agreement in an amount not to exceed $100,000. The foregoing shall be in addition to any other remedies available to the Buyer.

                  SECTION 11. PAYMENT OF CERTAIN EXPENSES.

                  Sellers will pay all federal, state, county and local Taxes (including, without limitation, any requisite transfer taxes) which may be payable by reason of the consummation of the purchase and sale of the Shares. Subject to the foregoing, each party agrees as follows: (i) The Company will be liable for the reasonable costs and expenses of the Company and the Sellers incurred in connection with the negotiation, preparation, execution or performance of this Agreement and the transactions contemplated hereby not to exceed $100,000 and (ii) Buyer will be liable for its costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement, whether or not such transactions are consummated (but if such transactions are consummated, the Company may be liable for such costs and expenses).

                  Sellers personally (and not the Company) shall reimburse the Buyer (or its affiliates), or pay, at the Closing, the lesser of $200,000 or fifty percent (50%) of the premium quoted for the purchase of environmental insurance providing ten years of coverage and a $10 million liability limitation for the Company.

                  SECTION 12. REMEDIES.

                  Sellers acknowledge that irreparable damage would result if the provisions of Sections 6(c), (e) or (i) were not complied with in accordance with their respective specific terms. Accordingly, Sellers agree that Buyer shall have the right, in addition to any other rights or remedies it may have, to injunctive relief, without the necessity of posting a bond, in respect of any failure on the part of Sellers and to comply with provisions of Sections 6(c),
(e) or (i).

                  SECTION 13. NOTICES, ETC.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or the business day after delivery to an overnight courier or delivery service, telegraphed, or transmitted by facsimile transmission (promptly confirmed in writing) or five (5) days after being mailed by certified or registered mail, postage prepaid:

                  If to Buyer:

                  MAS Worldwide Holding Corporation
                  c/o Castle Harlan, Inc.
                  150 East 58th Street
                  New York, New York  10155
                  Attention:  Marcel Fournier
                  Facsimile: 212-207-8042

                  With a required copy to:

                  Schulte Roth & Zabel, LLP
                  900 Third Avenue
                  New York, New York  10022
                  Attention:  Marc Weingarten, Esq.
                  Facsimile: 212-593-5955

                  If to Sellers:

                  Anthony Romeo:
                  c/o Miami Aircraft Support, Inc.
                  9100 South Dadeland Boulevard
                  One Datran Center, Suite 1250
                  Miami, FL  33156
                  Facsimile:  305-670-9484

                  Charles Micale
                  c/o Micale Management Corporation
                  P.O. Box 5103
                  Ft. Lauderdale, FL  33310
                  Facsimile:  954-781-0357

                  With a required copy to:

                  Roth & Scholl
                  1500 San Remo Avenue
                  Suite 176
                  Coral Gables, FL  33146

                  Attention:  Jeffrey Roth, Esq.
                  Facsimile: 305-662-3816

                  Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

                  SECTION 14. ENTIRE AGREEMENT; AMENDMENT.

                  This Agreement, the other agreements referred to herein and entered into in connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof including all such agreements, arrangements and understandings between the Buyer, the Sellers and the Company. No representation, promise, inducement or statement of intention has been made by Sellers or Buyer which is not embodied in this Agreement or the other agreements referred to herein and entered into in connection herewith, the Schedules, Annexes or Exhibits hereto, or the written statements, certificates or other documents delivered pursuant hereto, and neither Sellers nor Buyer shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by a written instrument executed by Buyer and Seller or by their successors and assigns.

                  SECTION 15. ASSIGNMENT.

                  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer may assign any or all of its rights, interests, and obligations hereunder to an Affiliate of Buyer, or a successor to the business of the Company provided that any such Affiliate or successor agrees in writing to be bound by all of the terms, conditions and provisions contained herein, or to a financing source.

                  SECTION 16. PRESS RELEASES.

                  Prior to Closing, neither Sellers, on the one hand, nor Buyer, on the other hand, shall issue any press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by both Sellers and Buyer; provided that after the execution of this Agreement by the parties hereto Buyer may issue any such press release or make any such public announcement and neither Seller shall make any such release or announcement, or any disclosure of the terms hereof, without the prior written consent of the Buyer.

                  SECTION 17. GENERAL.

                  This Agreement: (i) shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof; (ii) shall inure to the benefit of and be binding upon the heirs, legal representatives and permitted assigns of Sellers and the successor and assigns of Buyer, nothing in this Agreement, expressed or implied, being intended to confer upon any other Person any right or remedies hereunder, other than a successor of Buyer; and (iii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Sections and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Buyer and each Seller hereby submit to the personal jurisdiction of the federal and state courts in the States of Florida and New York and waive any objection as to venue in the County of Miami-Dade, State of Florida or in New York, New York. Nothing herein shall preclude Buyer or any Seller from bringing suit or taking other legal action in any other jurisdiction. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

                  SECTION 18. SEVERABILITY.

                  To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, if any provision, term, covenant or restriction of this agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, then such provision, term, covenant or restriction shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered and the remainder of the provisions, terms, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  SECTION 19. JURY TRIAL WAIVER.

                  As a material inducement to each parties' execution and consummation of this Agreement, all parties hereto knowingly and intentionally waive all rights to a trial by jury of any and all disputes, lawsuits, claims or demands arising from or relating to this Agreement.

                  SECTION 20. ATTORNEY'S FEES.

                  In the event of any litigation arising from or relating to this Agreement, or arising from or relating to the relationship of the parties created by this Agreement ("Litigation") the prevailing party shall be entitled to recovery from the losing party all reasonable attorney's fees and court costs incurred by the prevailing party in such Litigation.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.


                                         BUYER:

                                         MAS Worldwide Holding Corporation


                                         By: /s/ Peter A. Pappas
                                            -----------------------------------
                                            Name:   Peter A. Pappas
                                            Title:  President & CEO


                                         SELLERS:


                                         /s/ Anthony Romeo
                                         ----------------------------
                                         Anthony Romeo


                                         /s/ Charles Micale
                                         ----------------------------
                                         Charles Micale

                                    ANNEX I

                   SHARES SOLD AND PURCHASE PRICE ALLOCATION



Name of Seller      Number of Shares         % Sold         Purchase Price
--------------  ---------------------        ------         --------------
                 Owned     To be Sold
                -------    ----------

Anthony Romeo    1,000       1,000           100%           $30.5 million

Charles Micale   1,000       1,000           100%           $30.5 million

                  No options, warrants or other securities convertible into, or rights to purchase common stock are in existence. The 2,000 shares of Common Stock constitute the entire outstanding shares of the Company.